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For Immediate Release                                               Exhibit 99.1

                               AMEDISYS QUANTIFIES
                        NET SERVICE REVENUE OVERSTATEMENT

  MANAGEMENT EXPECTS PROFITABLE SECOND QUARTER AND IMPROVED EARNINGS IN SECOND
                                  HALF OF YEAR

BATON ROUGE, Louisiana (July 17, 2001) - Amedisys, Inc. (OTC BB: "AMED") today detailed the impact of a previously announced overstatement in net service revenue for the quarters ended December 31, 2000 and March 31, 2001.

The implementation of the Medicare Prospective Payment System ("PPS") on October 1, 2000 made significant changes to the reimbursement methodology for home health nursing companies, necessitating changes to systems which process provider and patient-specific claims for both the Medicare intermediary and the individual home health provider. The Company noted certain discrepancies in these systems which had the effect of overstating net service revenues in the fourth quarter of 2000 and the first quarter of 2001. The Company disclosed these discrepancies to the investment community in a news release dated June 13, 2001 and a conference call held on June 14, 2001.

The Company, with the assistance of the Company's external auditing firm, has completed a review of all Medicare patients served and has quantified the impact of the net service revenue overstatement upon its previously reported operating results. The decrease in revenue for the six months ended March 31, 2001 totaled approximately $6.6 million and will be partially offset by a reversal of $900,000 in incentive compensation, resulting in a net negative adjustment to operating income of $5.7 million. Of this $5.7 million, $2.6 million is attributable to the fourth quarter of 2000 and $3.1 million is attributable to the first quarter of 2001.

After taking the restatement into account, Amedisys will report an operating loss before income taxes and special items of ($130,000) on revenues of approximately $19.4 million for the quarter ended December 31, 2000. For the quarter ended March 31, 2001, the Company will report an operating loss before income taxes and special items of ($409,000) on revenues of approximately $22.2 million. For the twelve months ended December 31, 2000, the Company will report an operating loss before income taxes and special items of ($4.3) million on revenues of approximately $88.2 million.

"The problems with our systems that resulted in the revenue overstatement have been identified and corrected, and we are confident that such problems will not recur in the future," stated William F. Borne, Chairman and Chief Executive Officer of Amedisys, Inc. "Our business is sound, patient admissions are growing, recent acquisitions have been assimilated into the Amedisys organization successfully, and we expect to participate fully in the growth of the home nursing industry in coming years. We will continue to pursue both internal and external growth opportunities within our industry, and we consider the Company well-positioned to accomplish these goals."

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"As noted in an earlier news release, management expects the Company to be profitable in the quarter ended June 30, 2001, and we anticipate growth in revenue and earnings during the second half of the year," concluded Borne.

The Company expects to file an amended 10-K for the year ended December 31, 2000, and an amended 10-Q for the quarter ended March 31, 2001 in the near future.

A conference call has been scheduled for 8:30 a.m. Eastern Time on Wednesday, July 18, 2001, to further discuss the issues which underlie this net service revenue overstatement. The call will be hosted by Bill Borne, Chief Executive Officer of Amedisys, Inc.

TO PARTICIPATE IN THE CONFERENCE CALL, PLEASE DIAL 800-388-8975 A FEW MINUTES BEFORE 8:30 A.M. EDT ON JULY 18, 2001. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE THROUGH JULY 25, 2001, BY DIALING 800-428-6051. THE ACCESS CODE IS #202030 FOR THE REPLAY.

Amedisys, Inc. is a multi-regional provider of home health nursing services and is headquartered in Baton Rouge, Louisiana. Its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             John Joffrion, Senior Vice President at (225) 292-2031
                                       or
   RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or
                                   via e-mail

                              at info@rjfalkner.com